EXHIBIT 99

Furr’s Restaurant Group, Inc.

Certification of CEO and CAO Pursuant to
18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Furr’s Restaurant Group, Inc. (the “Company”) for the quarterly period ended October 1, 2002 as filed with the Securities and exchange Commission on the date hereof (the “Report”), William K. Snyder, as Chief Executive Officer of the Company, and Nancy A. Ellefson, as Chief Accounting Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their knowledge:

         (1)   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ William K. Snyder
Name:  William K. Snyder
Title:   Interim Chief Executive Officer
Date:   November 13, 2002

/s/ Nancy A. Ellefson
Name:  Nancy A. Ellefson
Title:   Vice President - Finance and Chief Accounting Officer
Date:   November 13, 2002

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.

See also the certification pursuant to Sec. 302 of the Sarbanes-Oxley Act of 2002, which is also attached to this Report.